Exhibit 99.1

FOR IMMEDIATE RELEASE

Monday, November 2, 2015

M&T Bank Corporation Completes Acquisition

of Hudson City Bancorp, Inc.

BUFFALO, N.Y.—M&T Bank Corporation (NYSE: MTB) (“M&T”) announced today that it completed its acquisition of Hudson City Bancorp, Inc. (NASDAQ: HCBK) (“Hudson City”). Effective November 1, 2015, Hudson City merged into a subsidiary of M&T and Hudson City Savings Bank merged into M&T Bank.

The acquisition of Hudson City adds approximately $19 billion in loans, and expands M&T’s franchise by 135 branches, which are located in New Jersey (97 branches), downstate New York (29 branches) and Fairfield County, Connecticut (9 branches), along with 123 ATMs. M&T now operates more than 800 retail and commercial branches and 1,600 ATMs in eight states and the District of Columbia.

Hudson City’s branches will continue to operate under the Hudson City name, as a division of M&T Bank, until they are converted to M&T’s network, which is expected to occur in the first quarter of 2016. Customers will receive additional information before their accounts and branches are converted to M&T’s network.

“We now have a tremendous opportunity to build on Hudson City’s rich 147-year-old tradition of customer and community service, and to expand M&T’s community-focused banking model to new markets and new customers,” said Robert G. Wilmers, Chairman and CEO of M&T.

“M&T is a bank with a long and successful history under the leadership of Bob Wilmers. They will bring to our customers and the communities we serve many additional products and services. Our customers will see these positive changes and quickly realize that M&T possesses the same character and culture of integrity and customer care they were accustomed to at Hudson City,” said Denis J. Salamone, Chairman and Chief Executive Officer of Hudson City. Upon closing of the transaction, Mr. Salamone joined the M&T and M&T Bank Boards of Directors.

About M&T Bank Corporation

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of M&T. Such forward-looking statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of M&T, and its strategies, plans, objectives, expectations, and intentions, including the merger, and other statements contained in this release that are not historical facts.

M&T’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. They can be affected by inaccurate assumptions M&T might make or by known or unknown risks and uncertainties. Factors that could cause assumptions to be incorrect include, but are not limited to, difficulties and delays in integrating the Hudson City businesses or fully realizing cost savings and other benefits of the merger, changes in interest rates, general economic conditions, and legislative, regulatory and public policy changes. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. For a summary of important factors that could affect M&T’s forward-looking statements, please refer to M&T’s filings with the SEC available at www.sec.gov. M&T does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

Contacts:

Media:

C. Michael Zabel

716-842-5385

mzabel@mtb.com

Investors:

Donald J. MacLeod

716-842-5138